Exhibit 99.1
NII Holdings, Inc.
10700 Parkridge Blvd., Suite 600
Reston, Va. 20191
(703) 390-5100
http://www.nii.com
Contacts:
Investor Relations: Tim Perrott
(703) 390-5113
tim.perrott@nii.com
Media Relations: Claudia E. Restrepo
(786) 251-7020
claudia.restrepo@nii.com
For Immediate Release
NII HOLDINGS ANNOUNCES RECORD OPERATING AND
FINANCIAL PERFORMANCE FOR THE THIRD QUARTER
Company announces record results for subscriber additions,
operating revenues, and operating income before depreciation and amortization
NII’s customer base surpasses 3 million subscribers
•	Net subscriber additions of 266,600 – a 46% increase over third quarter 2005 – resulting in nearly 3.2 million ending subscribers

•	Consolidated operating revenues of $616 million — a 36% increase over third quarter 2005

•	Consolidated operating income before depreciation and amortization of $158 million, including non cash stock option compensation expense – a 23% increase over third quarter 2005

•	Consolidated net income of $66 million, or $0.43 per basic share – a 32% increase in net income over third quarter 2005

•	Extended supply agreement with Motorola for iDEN handsets and infrastructure through 2011

•	Acquired Cosmofrecuencias in Mexico for $200 million providing Nextel Mexico with a local concession and nationwide 50MHz block of 3.4GHz spectrum licensed for fixed and mobile wireless services

•	Quarter-end consolidated cash and cash equivalents of $668 million
RESTON, Va. – October 26, 2006 – NII Holdings, Inc. [NASDAQ: NIHD] today announced its consolidated financial results for the third quarter of 2006. For the quarter, the Company added 266,600 net subscribers, a 46% increase compared to the same period last year. Financial results for the third quarter of 2006 included consolidated operating revenues of $616 million, a 36% increase over the same period last year. The Company reported consolidated operating income before depreciation and amortization, or OIBDA, for the third quarter of $158 million, a 23% increase over the same period last year. The Company’s reported OIBDA includes approximately $9 million of non-cash stock option compensation expense as required by SFAS 123R. The Company also reported consolidated operating income of $106 million, a 12% increase over the prior year period, and generated net income of $66 million, or $0.43 per basic share, for the third quarter, a 32% increase over the same period last year.

“Accelerating subscriber growth and improving metrics were the result of solid execution of our profitable growth strategy and the positive impact of our expanding network,” said Steve Shindler, NII’s Chairman and CEO. “Subscriber growth was very strong in the quarter — largely driven by a 44% increase in Mexico’s net additions over the second quarter 2006 – increasing NII’s total subscriber base well past 3 million subscribers. Not only was our subscriber growth a current record for NII, but we continued to improve upon our industry leading operational metrics – leading to new highs in total revenues and OIBDA despite our continued accelerated network build and higher growth. We are well positioned to complete another record setting year in 2006 and to continue this momentum into 2007,” he added.
NII Holdings’ consolidated average monthly service revenue per subscriber (service ARPU) was about $58 for the third quarter, up from $57 in the second quarter of 2006. The Company also reported churn of 1.5% for the third quarter – a 20 basis point improvement over the third quarter 2005. Consolidated cost per gross add, or CPGA, was $342 for the third quarter, a $7 increase over the same period last year.
“We maintained or improved upon almost every operational metric during this period of record growth and new city expansion,” said Lo van Gemert, NII’s President and COO. “Our focus on customer service and loyalty programs enabled us to maintain consolidated churn at a continued record low of 1.5%. Net subscriber growth was the highest on current record. Mexico delivered accelerated net addition growth, up 46% over the third quarter last year and up about 44% over the second quarter 2006. We are executing on our expansion plan and remain slightly ahead of our original goals for the year. We launched 24 new cities in Mexico and Brazil, covering over an additional 5 million pops, positioning NII to complete its expansion plan on target by mid-2007. The investments we are making to expand our network footprint are continuing to improve our competitive position resulting in improved satisfaction, greater usage and stronger metrics. We are only at the beginning of a period of sustained growth and profitability as we leverage the benefits of our increased network footprint, accelerated customer growth and leading operating metrics,” he added.
As previously announced on September 28, 2006, NII Holdings and Motorola have extended their supply agreement for iDEN handsets and iDEN network infrastructure for an additional five (5) year period through year-end 2011. NII Holdings also previously announced that its subsidiary, Nextel Mexico, signed an agreement to acquire Cosmofrecuencias, S.A. de C.V. in Mexico for $200 million, providing Nextel Mexico with a local concession, significant operational cost savings, increased flexibility for additional revenue generating opportunities, and 50MHz of 3.4GHz spectrum nationwide in Mexico. The Cosmofrecuencias acquisition received the necessary regulatory approvals and the transaction was completed on October 25, 2006.
The Company ended the quarter with approximately $1.2 billion in total long-term debt, consisting primarily of $741 million in convertible notes, $287 million of a syndicated loan facility and $190 million in local currency tower financing and other debt obligations. The Company also ended the quarter with consolidated cash and cash equivalents of $668 million, which excludes the $200 million of cash for the Cosmofrecuencias acquisition in Mexico. With consolidated cash and cash equivalents of $668 million, the Company’s net debt at the end of the quarter was $551 million, resulting in a net debt to 2006 OIBDA before non-cash stock option compensation expense guidance of about 0.8 times.

In addition to the preliminary results prepared in accordance with accounting principles generally accepted in the United States (GAAP) provided throughout this press release, NII has presented consolidated OIBDA, ARPU, CPGA and net debt to OIBDA before non-cash stock option compensation expense, which are non-GAAP financial measures and should be considered in addition to, but not as substitutes for, the information prepared in accordance with GAAP. Reconciliations from GAAP results to these non-GAAP financial measures are provided in the notes to the attached financial table. To view these and other reconciliations of non-GAAP financial measures that the Company uses and information about how to access the conference call discussing NII’s third quarter 2006 results, visit the investor relations link at <http://www.nii.com>.
About NII Holdings, Inc.
NII Holdings, Inc., a publicly held company based in Reston, Va., is a leading provider of mobile communications for business customers in Latin America. NII Holdings, Inc. has operations in Argentina, Brazil, Mexico and Peru, offering a fully integrated wireless communications tool with digital cellular service, text/numeric paging, wireless Internet access and Nextel Direct Connect®, a digital two-way radio feature. NII Holdings, Inc., a Fortune 1000 company, trades on the NASDAQ market under the symbol NIHD and is a member of the NASDAQ 100 Index. Visit the Company’s website at <http://www.nii.com>.
Nextel, the Nextel logo, Nextel Online, Nextel Business Networks and Nextel Direct Connect are trademarks and/or service marks of Nextel Communications, Inc.
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. A number of the matters and subject areas discussed in this press release that are not historical or current facts deal with potential future circumstances and developments. The discussion of such matters and subject areas is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from NII Holdings’ actual future experience involving any one or more of such matters and subject areas. NII Holdings has attempted to identify, in context, certain of the factors that it currently believes may cause actual future experience and results to differ from NII Holdings’ current expectations regarding the relevant matter or subject area. Such risks and uncertainties include the economic conditions in our targeted markets, performance of our technologies, timely development and delivery of new technologies, competitive conditions, market acceptance of our services, access to sufficient capital to meet operating and financing needs and those that are described from time to time in NII Holdings’ Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and other reports filed from time to time with the Securities and Exchange Commission. This press release speaks only as of its date, and NII Holdings disclaims any duty to update the information herein.

NII HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE NINE AND THREE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005
(in millions, except per share amounts, and unaudited)

	Nine Months Ended		Three Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Operating revenues
Service and other revenues	$1,630.3	$1,175.8	$590.1	$430.3
Digital handset and accessory revenues	70.0	57.4	25.5	22.0

	1,700.3	1,233.2	615.6	452.3

Operating expenses
Cost of service (exclusive of depreciation and amortization included below)	438.7	332.2	159.5	117.8
Cost of digital handset and accessory sales	229.0	178.2	88.9	67.6
Selling, general and administrative	566.2	375.8	209.2	138.8
Depreciation	132.7	85.2	50.8	32.1
Amortization	4.4	4.4	1.6	1.6

	1,371.0	975.8	510.0	357.9

Operating income	329.3	257.4	105.6	94.4

Other income (expense)
Interest expense	(66.1)	(46.8)	(23.7)	(20.6)
Interest income	39.0	20.4	13.3	10.3
Debt conversion expense	—	(8.9)	—	—
Foreign currency transaction (losses) gains, net	(0.8)	2.4	2.7	0.3
Other expense, net	(7.3)	(7.4)	(1.7)	(3.7)

	(35.2)	(40.3)	(9.4)	(13.7)

Income before income tax provision	294.1	217.1	96.2	80.7
Income tax provision	(107.5)	(91.7)	(30.5)	(30.9)

Net income	$186.6	$125.4	$65.7	$49.8

Net income per common share, basic	$1.22	$0.87	$0.43	$0.33

Net income per common share, diluted	$1.08	$0.77	$0.38	$0.30

Weighted average number of common shares outstanding, basic	153.4	144.6	154.5	151.1

Weighted average number of common shares outstanding, diluted	183.8	174.2	184.3	178.4

CONSOLIDATED BALANCE SHEET DATA
(in millions and unaudited)

	September 30,	December 31,
	2006	2005
Cash, cash equivalents and short-term investments	$668.3	$884.9
Accounts receivable, less allowance for doubtful accounts of $13.6 and $11.7	274.4	220.5
Property, plant and equipment, net	1,267.3	933.9
Intangible assets, net	82.0	83.6
Total assets	3,034.8	2,621.0
Long-term debt, including current portion	1,238.8	1,173.0
Total liabilities	1,940.9	1,809.6
Stockholders’ equity	1,093.9	811.4

NII HOLDINGS, INC. AND SUBSIDIARIES
OPERATING RESULTS AND METRICS
FOR THE NINE AND THREE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005
(UNAUDITED)
NII Holdings, Inc.
(subscribers in thousands)

	Three Months Ended
	September 30,
	2006	2005
Total digital subscribers (as of September 30)	3,187.8	2,303.6
Net subscriber additions	266.6	183.2
Churn (%)	1.5%	1.7%

Average monthly revenue per handset/unit in service (ARPU) (1)	$58	$59

Cost per gross add (CPGA) (1)	$342	$335
Nextel Mexico
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Nine Months Ended		Three Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Operating revenues
Service and other revenues	$946.5	$703.0	$341.2	$257.1
Digital handset and accessory revenues	17.5	18.5	4.9	7.5

	964.0	721.5	346.1	264.6

Operating expenses
Cost of service (excluding depreciation and amortization included below)	198.7	153.5	71.5	55.4
Cost of digital handset and accessory sales	125.4	92.9	50.5	36.7
Selling, general and administrative	264.1	183.4	97.0	70.0
Depreciation and amortization	72.4	49.1	27.6	18.0

	660.6	478.9	246.6	180.1

Operating income	$303.4	$242.6	$99.5	$84.5

Total digital subscribers (as of September 30)			1,432.8	1,027.2
Net subscriber additions			131.9	90.1
Churn (%)			1.6%	1.6%

ARPU (1)			$78	$81

CPGA (1)			$459	$451

Nextel Brazil
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Nine Months Ended		Three Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Operating revenues
Service and other revenues	$354.9	$211.7	$130.6	$78.8
Digital handset and accessory revenues	28.7	19.1	11.3	7.7

	383.6	230.8	141.9	86.5

Operating expenses
Cost of service (excluding depreciation and amortization included below)	122.9	87.9	45.1	29.8
Cost of digital handset and accessory sales	53.1	41.9	19.1	15.7
Selling, general and administrative	131.5	73.0	47.6	26.7
Depreciation and amortization	40.7	21.2	15.2	8.7

	348.2	224.0	127.0	80.9

Operating income	$35.4	$6.8	$14.9	$5.6

Total digital subscribers (as of September 30)			826.4	580.3
Net subscriber additions			69.7	44.1
Churn (%)			1.4%	1.9%

ARPU (1)			$47	$42

CPGA (1)			$255	$258
Nextel Argentina
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Nine Months Ended		Three Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Operating revenues
Service and other revenues	$229.6	$181.2	$82.6	$66.5
Digital handset and accessory revenues	17.8	15.9	7.2	5.4

	247.4	197.1	89.8	71.9

Operating expenses
Cost of service (excluding depreciation and amortization included below)	80.1	64.3	28.5	23.6
Cost of digital handset and accessory sales	32.5	30.2	13.3	10.8
Selling, general and administrative	62.8	49.1	22.8	17.9
Depreciation and amortization	13.2	12.2	5.7	4.5

	188.6	155.8	70.3	56.8

Operating income	$58.8	$41.3	$19.5	$15.1

Total digital subscribers (as of September 30)			608.3	465.1
Net subscriber additions			41.3	32.8
Churn (%)			1.4%	1.3%

ARPU (1)			$41	$43

CPGA (1)			$183	$191

Nextel Peru
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Nine Months Ended		Three Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Operating revenues
Service and other revenues	$98.0	$79.0	$35.4	$27.6
Digital handset and accessory revenues	6.1	4.0	2.2	1.6

	104.1	83.0	37.6	29.2

Operating expenses
Cost of service (excluding depreciation and amortization included below)	36.4	25.8	14.2	8.9
Cost of digital handset and accessory sales	18.0	13.3	6.0	4.5
Selling, general and administrative	31.2	24.7	11.5	8.4
Depreciation and amortization	8.4	6.2	3.1	2.2

	94.0	70.0	34.8	24.0

Operating income	$10.1	$13.0	$2.8	$5.2

Total digital subscribers (as of September 30)			320.3	231.0
Net subscriber additions			23.7	16.2
Churn (%)			1.8%	1.9%

ARPU (1)			$36	$39

CPGA (1)			$201	$195

(1)	For information regarding ARPU and CPGA, see “Non-GAAP Reconciliations for the Nine and Three Months Ended September 30, 2006 and 2005” included in this release.

NON-GAAP RECONCILIATIONS
FOR THE NINE AND THREE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005
(UNAUDITED)
Operating Income Before Depreciation and Amortization
Consolidated operating income before depreciation and amortization, or OIBDA, represents operating income before depreciation and amortization expense. Consolidated OIBDA is not a measurement under accounting principles generally accepted in the United States, may not be similar to consolidated OIBDA measures of other companies and should be considered in addition to, but not as a substitute for, the information contained in our statements of operations. We believe that consolidated OIBDA provides useful information to investors because it is an indicator of operating performance, especially in a capital intensive industry such as ours, since it excludes items that are not directly attributable to ongoing business operations. Our consolidated OIBDA calculations are commonly used as some of the bases for investors, analysts and credit rating agencies to evaluate and compare the periodic and future operating performance and value of companies within the wireless telecommunications industry. Consolidated OIBDA can be reconciled to our consolidated statements of operations as follows (in millions):
NII Holdings, Inc.

	Nine Months Ended		Three Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Consolidated operating income	$329.3	$257.4	$105.6	$94.4
Consolidated depreciation	132.7	85.2	50.8	32.1
Consolidated amortization	4.4	4.4	1.6	1.6

Consolidated operating income before depreciation and amortization	$466.4	$347.0	$158.0	$128.1

OIBDA Before Non-Cash Stock Option Compensation Expense
Consolidated OIBDA before non-cash stock option compensation expense represents operating income before non-cash stock option compensation expense, depreciation and amortization expense. Consolidated OIBDA before non-cash stock option compensation expense is not a measurement under accounting principles generally accepted in the United States, may not be similar to consolidated OIBDA before non-cash stock option compensation expense measures of other companies and should be considered in addition to, but not as a substitute for, the information contained in our statements of operations. We believe that consolidated OIBDA before non-cash stock option compensation expense provides useful information to investors because it is an indicator of operating performance, especially in a capital intensive industry such as ours, since it excludes items that are not directly attributable to ongoing business operations, as well as non-cash stock option compensation expenses that we are required to record as a result of the implementation of Statement of Financial Accounting Standards No. 123 (Revised 2004), “Share-Based Payment.” We believe our consolidated OIBDA before non-cash stock option compensation expense calculations are commonly used as some of the bases for investors, analysts and credit rating agencies to evaluate and compare the periodic and future operating performance and value of companies within the wireless telecommunications industry. Consolidated OIBDA before non-cash stock option compensation expense can be reconciled to our consolidated statements of operations as follows (in millions):
NII Holdings, Inc.

Revised
Guidance
Estimate
For the Year Ended
December 31, 2006
Consolidated operating income	$458.9
Consolidated depreciation	191.9
Consolidated amortization	6.1

Consolidated operating income before depreciation and amortization	656.9
Non-cash stock option compensation expense	31.1

Consolidated operating income before depreciation and amortization and before non-cash stock option compensation expense	$688.0

Average Monthly Revenue Per Handset/Unit in Service (ARPU)
Average monthly revenue per handset/unit in service, or ARPU, is an industry term that measures service revenues, which we refer to as subscriber revenues, per period from our customers divided by the weighted average number of handsets in commercial service during that period. ARPU is not a measurement under accounting principles generally accepted in the United States, may not be similar to ARPU measures of other companies and should be considered in addition, but not as a substitute for, the information contained in our statements of operations. We believe that ARPU provides useful information concerning the appeal of our rate plans and service offerings and our performance in attracting and retaining high value customers. Other revenue includes revenues for such services as roaming, service and repair, cancellation fees, analog and other. ARPU can be calculated and reconciled to our consolidated statement of operations as follows (in millions, except ARPU):
NII Holdings, Inc.

	Three Months Ended
	September 30,
	2006	2005
Consolidated service and other revenues	$590.1	$430.3
Less: consolidated analog revenues	(2.0)	(2.3)
Less: consolidated other revenues	(56.7)	(36.9)

Total consolidated subscriber revenues	$531.4	$391.1

ARPU calculated with subscriber revenues	$58	$59

ARPU calculated with service and other revenues	$65	$65

Nextel Mexico

	Three Months Ended
	September 30,
	2006	2005
Service and other revenues	$341.2	$257.1
Less: analog revenues	(0.9)	(1.2)
Less: other revenues	(23.9)	(19.0)

Total subscriber revenues	$316.4	$236.9

ARPU calculated with subscriber revenues	$78	$81

ARPU calculated with service and other revenues	$84	$88

Nextel Brazil

	Three Months Ended
	September 30,
	2006	2005
Service and other revenues	$130.6	$78.8
Less: analog revenues	(0.6)	(0.7)
Less: other revenues	(19.9)	(7.5)

Total subscriber revenues	$110.1	$70.6

ARPU calculated with subscriber revenues	$47	$42

ARPU calculated with service and other revenues	$55	$47

Nextel Argentina

	Three Months Ended
	September 30,
	2006	2005
Service and other revenues	$82.6	$66.5
Less: other revenues	(10.7)	(8.7)

Total subscriber revenues	$71.9	$57.8

ARPU calculated with subscriber revenues	$41	$43

ARPU calculated with service and other revenues	$47	$50

Nextel Peru

	Three Months Ended
	September 30,
	2006	2005
Service and other revenues	$35.4	$27.6
Less: other revenues	(2.4)	(1.8)

Total subscriber revenues	$33.0	$25.8

ARPU calculated with subscriber revenues	$36	$39

ARPU calculated with service and other revenues	$38	$41

Cost per Gross Add (CPGA)
Cost per gross add, or CPGA, is an industry term that is calculated by dividing our selling, marketing and handset and accessory subsidy costs, excluding costs unrelated to initial customer acquisition, by our new subscribers during the period, or gross adds. CPGA is not a measurement under accounting principles generally accepted in the United States, may not be similar to CPGA measures of other companies and should be considered in addition, but not as a substitute for, the information contained in our statements of operations. We believe CPGA is a measure of the relative cost of customer acquisition. CPGA can be calculated and reconciled to our consolidated statements of operations as follows (in millions, except CPGA):
NII Holdings, Inc.

	Three Months Ended
	September 30,
	2006	2005
Consolidated digital handset and accessory revenues	$25.5	$22.0
Less: consolidated cost of handset and accessory sales	88.9	67.6

Consolidated handset subsidy costs	63.4	45.6
Consolidated selling and marketing	88.2	63.8

Costs per statement of operations	151.6	109.4
Less: consolidated costs unrelated to initial customer acquisition	(12.4)	(11.1)

Customer acquisition costs	$139.2	$98.3

Cost per Gross Add	$342	$335

Nextel Mexico

	Three Months Ended
	September 30,
	2006	2005
Digital handset and accessory revenues	$4.9	$7.5
Less: cost of handset and accessory sales	50.5	36.7

Handset subsidy costs	45.6	29.2
Selling and marketing	55.1	41.3

Costs per statement of operations	100.7	70.5
Less: costs unrelated to initial customer acquisition	(10.0)	(8.2)

Customer acquisition costs	$90.7	$62.3

Cost per Gross Add	$459	$451

Nextel Brazil

	Three Months Ended
	September 30,
	2006	2005
Digital handset and accessory revenues	$11.3	$7.7
Less: cost of handset and accessory sales	19.1	15.7

Handset subsidy costs	7.8	8.0
Selling and marketing	19.0	12.9

Costs per statement of operations	26.8	20.9
Less: costs unrelated to initial customer acquisition	(0.5)	(1.3)

Customer acquisition costs	$26.3	$19.6

Cost per Gross Add	$255	$258

Nextel Argentina

	Three Months Ended
	September 30,
	2006	2005
Digital handset and accessory revenues	$7.2	$5.4
Less: cost of handset and accessory sales	13.3	10.8

Handset subsidy costs	6.1	5.4
Selling and marketing	7.2	5.4

Costs per statement of operations	13.3	10.8
Less: costs unrelated to initial customer acquisition	(1.4)	(1.1)

Customer acquisition costs	$11.9	$9.7

Cost per Gross Add	$183	$191

Nextel Peru

	Three Months Ended
	September 30,
	2006	2005
Digital handset and accessory revenues	$2.2	$1.6
Less: cost of handset and accessory sales	6.0	4.5

Handset subsidy costs	3.8	2.9
Selling and marketing	4.9	3.2

Costs per statement of operations	8.7	6.1
Less: costs unrelated to initial customer acquisition	(0.6)	(0.5)

Customer acquisition costs	$8.1	$5.6

Cost per Gross Add	$201	$195

Net Debt
Net debt represents total long-term debt less cash and cash equivalents. Net debt to consolidated operating income before depreciation and amortization represents net debt divided by consolidated operating income before depreciation and amortization. Net debt is not a measurement under accounting principles generally accepted in the United States, may not be similar to net debt measures of other companies and should be considered in addition to, but not as a substitute for, the information contained in our balance sheets. We believe that net debt and net debt to consolidated operating income before depreciation and amortization provide useful information concerning our liquidity and leverage. Net debt as of September 30, 2006 can be calculated as follows (in millions):

Total long-term debt	$1,218.8
Less: cash and cash equivalents	668.3

Net debt	$550.5

Net debt to revised consolidated OIBDA before non-cash stock option compensation expense guidance and net debt to revised consolidated operating income guidance for the year ending December 31, 2006 are as follows:

Net debt to revised consolidated operating income before depreciation and amortization and before non-cash stock option compensation expense guidance	0.8

Net debt to revised consolidated operating income guidance	1.2